Exhibit 10.10

Execution Copy

INDEMNIFICATION AGREEMENT

between

[ALTERRA CAPITAL HOLDINGS LIMITED]

and

[Indemnitee]

INDEMNIFICATION AGREEMENT

THIS AGREEMENT is made as of [—], 2010

BETWEEN:

(A)	[Alterra Capital Holdings Limited], a company incorporated under the laws of Bermuda with its registered office located at Max House, 2 Front Street, Hamilton 11, Bermuda (the “Company”); and

(B)	[NAME] of [ADDRESS] (“Indemnitee”).

WHEREAS Indemnitee is a director or officer of a Group Company (defined below);

WHEREAS the Board of Directors of the Company (the “Board”) believes that highly skilled and competent persons are becoming more reluctant to serve public companies as directors or officers unless they are provided with adequate protection through insurance and indemnification against inordinate risks of claims and actions against them arising out of their service to, and activities on behalf of, such companies;

WHEREAS, the Board recognizes that it has become increasingly difficult to obtain directors’ and officers’ liability insurance, that the cost of such insurance has increased; and that the coverage available thereunder has been generally reduced;

WHEREAS uncertainties relating to indemnification and the availability of insurance increase the difficulty of attracting and retaining such persons;

WHEREAS the Board has determined that an inability to attract and retain such persons is detrimental to the best interests of the Group Companies and that the Company should act to assure such persons that there will be increased certainty of such reasonable protection in the future;

WHEREAS, in furtherance of the provisions regarding the indemnification and limitation on liability of directors and officers of the Company that are contained in the Company’s Bye-laws (and to the extent applicable, the indemnification and limitation on liability of directors and officers contained in the other Group Companies’ Bye-laws) and in order to establish a contractual relationship between the Company and Indemnitee, it is reasonable, prudent and necessary for the Company to obligate itself to indemnify Indemnitee to the fullest extent permitted by the laws of Bermuda so that Indemnitee will serve or continue to serve the Group Companies free from undue concern that Indemnitee will not be so indemnified; and

WHEREAS, Indemnitee is willing to serve, continue to serve and to take on additional service for or on behalf of the Group Companies on the condition that Indemnitee be so indemnified by the Company to the fullest extent permitted by the laws of Bermuda;

NOW, THEREFORE, in consideration of the premises and the covenants contained herein, the Company and Indemnitee do hereby covenant and agree as follows:

1.	INTERPRETATION

1.1	In this Agreement unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Agreement”	means this Indemnification Agreement;

“beneficially own”	has the meaning in Rule 13d-3 under the Exchange Act;

“Business Day”	means any day on which banks in Bermuda are open for business;

“Change in Control”	means (i) the acquisition, in one or more transactions, of beneficial ownership by any person or entity or any group of persons or entities who constitute a group, other than a trustee or other fiduciary holding securities under an employee benefit plan of the Company or a subsidiary, of any securities of the Company if, as a result of such acquisition, such person, entity or group (A) beneficially owns more than 30% of the Company’s outstanding voting securities entitled to vote on a regular basis for a majority of the members of the Board or (B) otherwise has the ability to elect, directly or indirectly, a majority of the members of the Board; (ii) individuals who, as of the date hereof, constitute the Board (the “Incumbent Board”) ceasing for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s shareholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board (other than an election or nomination of an individual whose initial nomination for office was in connection with an actual or threatened election contest relating to the election of the directors of the Company, regardless of whether such director was subsequently “approved” by the Incumbent Board) shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board; or (iii) approval by the shareholders of the Company of (A) a reorganization, merger, amalgamation, scheme of arrangement, consolidation or similar transaction, in each case, with respect to which persons who were the shareholders of the Company immediately prior to such reorganization, merger, amalgamation, scheme of arrangement, consolidation or similar transaction do not, immediately thereafter, own more than a majority of the then-outstanding shares of the Company’s capital stock entitled to vote generally in the election of directors of the reorganized (including by means of scheme of arrangement), merged, amalgamated, consolidated or other surviving company’s then-outstanding voting securities, (B) a liquidation or dissolution of the Company or (C) the sale of all or substantially all of the assets of the Company in any one transaction or series of related transactions; provided, however, that the transactions contemplated by the Agreement and Plan of Amalgamation, dated as of March 3, 2010, among Harbor Point Limited, the Company and Alterra Holdings Limited shall not be considered a Change of Control for purposes of this Agreement;

“Companies Act”	means the Companies Act 1981 of Bermuda, as amended;

“Corporate Status”	means the status of a person who is or was a director, officer, employee, agent, or fiduciary of the Company or any other Group Company, or is or was serving at the request of one of the Group Companies as a director, officer, employee, partner, member, manager, trustee, agent or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise;

“Court”	means the Supreme Court of Bermuda;

“Disinterested Director”	means a director of the Company who is not or was not a party to a Proceeding in respect of which indemnification is sought by Indemnitee;

“Exchange Act”	means the Securities Exchange Act of 1934, as amended;

“group”	has the meaning in Rule 13d-3 under the Exchange Act;

“Group Companies”	means the Company and each subsidiary of the Company (wherever incorporated or organized);

“Independent Counsel”	means a law firm or a member of a law firm that neither is presently nor in the past five years represented: (i) any of the Group Companies or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement and/or the indemnification provisions of the Bye-laws of any of the Group Companies), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder; provided that, notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s right to indemnification under this Agreement. Notwithstanding the foregoing, in the event that no such law firm or member of a law firm can be located, “Independent Counsel” shall mean the law firm or member of a law firm that the parties mutually agree is independent;

“Party”	means a party to this Agreement; and

“Proceeding”	means any action, suit, claim, demand, arbitration, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other proceeding, including any and all appeals, whether civil, criminal, administrative or investigative and whether formal or informal.

1.2	In this Agreement unless the context otherwise requires:

1.2.1	references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

1.2.2	references to clauses are references to clauses hereof; references to sub-clauses are, unless otherwise stated, references to sub-clauses of the clause in which the reference appears;

1.2.3	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

1.2.4	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated; and

1.2.5	references to “serving at the request of one of the Group Companies” shall include any service as a director, officer, employee, agent or fiduciary of a Group Company which imposes duties on, or involves services by, such director, officer, employee, agent or fiduciary with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he or she reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Group Companies.”

2.	SERVICE

Indemnitee agrees to continue to serve as a director or officer of the Group Companies at the will of the applicable Group Company so long as Indemnitee is duly elected or appointed, as the case may be, and qualified to so serve in accordance with applicable provisions of the Bye-laws of such Group Company or until such earlier time as Indemnitee tenders his or her resignation in writing. This Agreement does not create or otherwise establish any right on the part of Indemnitee to continue to serve as or be renominated as a director or employed as an officer of any Group Company and does not create an employment or service contract between the Company (or any other Group Company) and Indemnitee.

3.	INDEMNITY OF DIRECTORS AND OFFICERS

3.1	Subject to clause 11, the Company shall indemnify and hold harmless Indemnitee to the fullest extent permitted by applicable law if Indemnitee was, is or becomes a party to or is threatened to be made a party to any actual, threatened, pending or completed Proceeding, including a Proceeding brought by or in the right of the Company, by reason of the fact that Indemnitee is or was a director, officer, employee, agent or fiduciary of a Group Company or is or was serving at the request of one of the Group Companies as a director, officer, employee, partner, member, manager, trustee, agent or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise or by reason of anything done or not done by Indemnitee in any such capacity against any and all costs, liabilities, expenses (including attorneys’ retainers, fees and disbursements), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with any such Proceeding (including, but not limited to, the investigation, defense, settlement or appeal thereof), and any local or foreign stamp duties or taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement, that are actually paid or incurred by Indemnitee in connection with any such Proceeding (collectively “Liabilities and Expenses”).

3.2	Subject to clause 11, the Company shall indemnify Indemnitee against all Liabilities and Expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in defending any Proceedings referred to in sub-clause 3.1 in which judgment is given in his favor (whether on the merits or otherwise), in which he or she is acquitted or in respect of which relief is granted to him or her by the Court under section 281 of the Companies Act.

3.3	Subject to clause 11, the Company shall indemnify Indemnitee for such portion of the Liabilities and Expenses that Indemnitee becomes legally obligated to pay in connection with any Proceeding referred to in sub-clause 3.1 in respect of which Indemnitee is entitled to indemnification hereunder, even if Indemnitee is not entitled to indemnification hereunder for the total amount thereof.

3.4	Without limiting the scope of the indemnity provided under any other provision of this Agreement, if the Indemnitee has reason to believe that any claim will or might be made against him or her in respect of any negligence, default, breach of duty or breach of trust, he or she may apply to the Court for relief pursuant to section 281 of the Companies Act and, to the extent that the Court relieves him or her, either wholly or partly, from his or her liability in accordance with section 281 of the Companies Act, Indemnitee shall be indemnified against any liability actually and reasonably incurred by him or her in defending any Proceedings in accordance with paragraph 98(2)(b) of the Companies Act.

3.5	The Company specifically agrees that it shall not be necessary, and that it shall not be entitled to require, before or as a condition of providing any indemnification hereunder, that Indemnitee first exercise or assert any other right to indemnification in connection with such Proceedings under any other third party indemnification arrangement.

4.	INDEMNIFICATION FOR EXPENSES OF A WITNESS

Subject to clause 11, to the extent that Indemnitee is, by reason of Indemnitee’s Corporate Status, a witness, or otherwise a participant, in any Proceeding referred to in sub-clause 3.1, the Company shall indemnify Indemnitee against any and all expenses actually and reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith.

5.	DETERMINATION OF ENTITLEMENT TO INDEMNIFICATION

5.1	Indemnitee shall request indemnification pursuant to this Agreement by written notice to the secretary of the Company (each, a “Request”). The secretary shall, promptly upon receipt of a Request, provide written notice of the receipt of such Request to the Board or such other person or persons empowered to make the determination as provided in sub-clause 5.2. Subject to clause 11, upon making a Request, Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any determination contrary to such presumption.

5.2	Upon receipt of a Request, a determination as to whether Indemnitee is entitled to indemnification pursuant to sub-clause 3.1 of this Agreement or applicable law shall be made by the following person or persons who shall be empowered to make such determination:

5.2.1	if at any time after the date of this Agreement a Change in Control shall have occurred, by Independent Counsel (unless Indemnitee shall request in writing that such determination be made by the Board in the manner provided for in sub-clause 5.2.2) in a written opinion to the Board, a copy of which shall be delivered to Indemnitee; or

5.2.2	if a Change in Control shall not have occurred since the date of this Agreement, (a)(1) by the Board, by a majority vote of Disinterested Directors even though less than a quorum, or (2) by the Board, by a committee of Disinterested Directors designated by majority vote of Disinterested Directors, even though less than a quorum, or (b) if there are no such Disinterested Directors or, even if there are such Disinterested Directors, if the Board, by the majority vote of Disinterested Directors, so directs, by Independent Counsel in a written opinion to the Board, a copy of which shall be delivered to Indemnitee.

5.3	For purposes of sub-clause 5.2, Independent Counsel shall be selected by the Board and approved by Indemnitee in his or her reasonable discretion. Upon failure of the Board to make a determination with regard to indemnification or to select such Independent Counsel within 15 days of receipt of a Request, or upon failure of Indemnitee to so approve such selection, a single arbitrator (an “Arbitrator”) selected by the International Centre for Dispute Resolution (“ICDR”) pursuant to the International Arbitration Rules of the American Arbitration Association shall be appointed in lieu of Independent Counsel. The arbitration shall be held in New York City and shall be conducted in the English language.

5.4	Any determination of entitlement to indemnification under sub-clause 5.2.2(a) shall be made no later than 60 days after receipt by the Company of a Request, and the Parties shall use commercially reasonable efforts to cause any determination of entitlement to indemnification under any other provision of sub-clause 5.2 to be made no later than 60 days after receipt by the Company of a Request or as soon thereafter as practicable. In connection therewith, the Company and Indemnitee shall promptly provide to the Independent Counsel or Arbitrator all documentation or information that is necessary for making any such determination. The determination of the Independent Counsel or Arbitrator shall be final and binding on the parties and may be entered and enforced in any court having jurisdiction.

5.5	If the Independent Counsel or Arbitrator, as the case may be, shall determine that Indemnitee is entitled to indemnification as to part (but not all) of the application for indemnification, such partial indemnification may be reasonably prorated among such claims, issues or matters in respect of which indemnification is requested in the sole discretion of the Independent Counsel or Arbitrator, as the case may be.

6.	ADVANCEMENT OF EXPENSES

6.1	All costs and expenses (including attorneys’ retainers, fees and disbursements) actually and reasonably incurred by Indemnitee in connection with any Proceeding referred to in sub-clause 3.1 shall be paid by the Company in advance of the final disposition of such Proceeding at the request of Indemnitee as promptly as practicable, and in any event within thirty days after the receipt by the Company of a statement or statements from Indemnitee requesting such advance or advances from time to time. Such statement or statements shall reasonably evidence the costs and expenses incurred by Indemnitee in connection therewith and shall include or be accompanied by an undertaking by or on behalf of Indemnitee to repay such amount if it is ultimately determined that Indemnitee is not entitled to be indemnified against such costs and expenses by the Company as provided by this Agreement or otherwise. Subject to clause 11, the Company shall have the burden of proof in any determination under this clause 6. No amounts advanced hereunder shall be deemed an extension of credit by the Company to Indemnitee.

6.2	Notwithstanding the foregoing, no expenses shall be advanced in accordance with this clause 6 if it is determined by either (i) the Board, by a majority vote of the Disinterested Directors, or (ii) if such vote is not obtainable or, even if obtainable, if such Disinterested Directors so direct by majority vote, by Independent Counsel in a written opinion to the Board, that there is no reasonable basis to believe that Indemnitee is entitled to be indemnified by the Company under this Agreement, the Company’s Bye-laws or otherwise pursuant to applicable law.

7.	CONTRIBUTION IN THE EVENT OF JOINT LIABILITY

7.1	To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason other than as expressly contemplated by this Agreement, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount of Liabilities and Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding referred to in sub-clause 3.1 in proportion to the relative benefits received by the Company and all officers, directors and employees of the Company, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, from the matter from which such Proceeding arose; provided, however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to applicable law, be further adjusted by reference to the relative fault of the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Liabilities and Expenses, as well as any other equitable considerations which applicable law may require to be considered. The relative fault of the Company and all officers, directors and employees of the Company other than Indemnitee who are jointly liable with Indemnitee (or would be if joined in such Proceeding), on the one hand, and Indemnitee, on the other hand, shall be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive.

7.2	To the fullest extent permitted by applicable law, subject to clause 11, the Company shall indemnify and hold harmless Indemnitee from any claims of contribution that may be brought by other officers, directors or employees of the Company who may be jointly liable with Indemnitee for any of the Liabilities and Expenses arising from a Proceeding referred to in sub-clause 3.1.

8.	REMEDIES OF INDEMNITEE IN CASES OF DETERMINATION NOT TO INDEMNIFY OR TO ADVANCE EXPENSES

8.1	In the event that: (a) a determination is made pursuant to clause 5 that Indemnitee is not entitled to indemnification for Indemnitee’s Liabilities and Expenses (unless such determination was made by an Arbitrator pursuant to Section 5.3 herein); (b) payment has not been timely made following a determination pursuant to clause 5 of Indemnitee’s entitlement to indemnification for Indemnitee’s Liabilities and Expenses; (c) costs and expenses are not advanced to Indemnitee pursuant to clause 6; or (d) the applicable portion of Liabilities and Expenses are not contributed by the Company to Indemnitee pursuant to clause 7, Indemnitee shall be entitled to apply to the Court or any other court of competent jurisdiction for a determination of Indemnitee’s entitlement to such indemnification, advancement or contribution.

8.2	Alternatively to sub-clause 8.1, Indemnitee, at Indemnitee’s option, may seek an award in arbitration to be conducted by an Arbitrator pursuant to the ICDR. The Parties shall use commercially reasonable efforts to cause any determination with respect to such award to be made within 60 days following the filing with the ICDR of the notice of arbitration, or as soon thereafter as practicable. The arbitration shall be held in New York City and shall be conducted in the English language. The Company and Indemnitee shall promptly provide to the Arbitrator all documentation or information that is necessary for such determination and award. The award of the Arbitrator shall be final and binding on the parties and may be entered and enforced in any court having jurisdiction. The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration or any other claim; provided, however, if the Arbitrator shall have made a final determination with respect to Indemnitee’s entitlement to indemnification pursuant to sub-clause 5.3, Indemnitee shall not be entitled to seek a second arbitration of such entitlement to indemnification or have any right to appeal any previous arbitrator’s determination of such entitlement or non-entitlement to indemnification, except on the grounds set forth in the Bermuda International Arbitration and Conciliation Act 1992.

8.3	A judicial Proceeding or arbitration pursuant to this clause 8 shall be made de novo and Indemnitee shall not be prejudiced by reason of any determination otherwise made hereunder (if so made) that Indemnitee is not entitled to indemnification. Subject to clause 11, if a determination is made pursuant to the terms of clause 5 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination and is precluded from asserting that such determination has not been made or that the procedure by which such determination was made is not valid, binding and enforceable.

9.	OTHER RIGHTS TO INDEMNIFICATION

9.1	The indemnification, contribution and advancement of costs and expenses provided by this Agreement shall not be deemed exclusive of any other right to which Indemnitee may now or in the future be entitled under any provision of the any applicable Group Company’s Bye-laws, any agreement, vote of shareholders, the Board or Disinterested Directors, provision of law, insurance policy or otherwise; provided, however, that: (a) this Agreement supersedes any other agreement (other than the Bye-laws of any applicable Group Company as they exist as of the date hereof and not subject to any amendment) that has been entered into by any Group Company with Indemnitee which has as its principal purpose the indemnification of Indemnitee; and (b) where the Company may indemnify Indemnitee pursuant to either this Agreement or the Bye-laws of any Group Company, the Company may indemnify Indemnitee under either this Agreement or such Group Company Bye-laws but Indemnitee shall, in no case, be indemnified by the Company in respect of any expense, liability or cost of any type for which payment is or has been actually made to Indemnitee under any insurance policy, indemnity clause, bye-law or agreement, except in respect of any excess beyond such payment.

9.2	In the event of any payment by the Company under this Agreement, the Company will be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee with respect thereto and Indemnitee will execute all papers required and take all action necessary to secure such rights, including execution of such documents as are necessary to enable the Company to bring suit to enforce such rights (it being understood that all of Indemnitee’s reasonable expenses related thereto will be borne by the Company).

10.	ATTORNEYS’ FEES AND OTHER EXPENSES TO ENFORCE AGREEMENT

In the event that Indemnitee is subject to or intervenes in any Proceeding in which the validity or enforceability of this Agreement is at issue or seeks an adjudication or award in arbitration to enforce Indemnitee’s rights under this Agreement, or to recover damages for breach of this Agreement, Indemnitee shall be entitled to recover from the Company and shall be indemnified by the Company against, any costs and expenses for attorneys’ retainers, fees and disbursements actually and reasonably incurred by Indemnitee, irrespective of the outcome of the determination of Indemnitee’s entitlement to indemnification, advancement of costs and expenses or contribution, as the case may be.

11.	LIMITATION OF INDEMNIFICATION

Notwithstanding any other provisions of this Agreement, nothing herein shall require the Company to indemnify Indemnitee against, or exempt Indemnitee from, any liability to the extent such liability results from (a) Indemnitee’s fraud or dishonesty in relation to the Company which is finally adjudged by a court of competent jurisdiction, (b) on account of any Proceeding in which judgment is rendered against Indemnitee for disgorgement of profits made from the purchase or sale by Indemnitee of securities of the Company pursuant to the provisions of Section 16(b) of the Exchange Act, or similar provisions of applicable law, (c) any expense, liability or cost of any type for which payment is or has been actually made to Indemnitee under any insurance policy, indemnity clause, bye-law or agreement, except in respect of any excess beyond such payment; or (d) if a final decision by a court or arbitrator having jurisdiction in the matter shall determine that such indemnification is not lawful.

12.	LIABILITY INSURANCE

The Group Companies shall maintain an insurance policy or policies providing directors’ and officers’ liability insurance providing reasonable and customary coverage as compared with similarly situated companies (as determined by the Board in its reasonable discretion), and Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Group Company director or officer (including coverage after Indemnitee is no longer serving in a Corporate Status for acts and omissions occurring while Indemnitee was serving in a Corporate Status).

13.	DURATION OF AGREEMENT

This Agreement shall apply with respect to Indemnitee’s occupation of any of the position(s) described in sub-clause 3.1 of this Agreement prior to the date of this Agreement and, subject to the following sentence, with respect to all periods of such service after the date of this Agreement, including coverage after Indemnitee is no longer serving in a Corporate Status for acts and omissions occurring while Indemnitee was serving in a Corporate Status. This Agreement will continue until and terminate upon the latest of: (a) the statute of limitations applicable to any claim that could be asserted against Indemnitee with respect to which Indemnitee may be entitled to indemnification and/or an advancement of expenses under this Agreement; (b) ten years after the date that Indemnitee has ceased to serve as a director or officer of a Group Company or served at the request of one of the Group Companies as a director, officer, employee, partner, member, manager, trustee, agent or fiduciary of any other company, corporation, partnership, limited liability company, joint venture, trust, employee benefit plan or other entity or enterprise; or (c) if, at the later of the dates referred to in sub-clauses (a) and (b) above, there is pending a Proceeding in respect of which Indemnitee is granted rights of indemnification or the right to an advancement of expenses under this Agreement or a Proceeding commenced by Indemnitee pursuant to clause 8 of this Agreement, one year after the final termination of such Proceeding, including any and all appeals.

14.	NOTICE OF PROCEEDINGS BY INDEMNITEE

14.1	Indemnitee agrees promptly to notify the Company in writing upon being served with any summons, citation, subpoena, complaint, indictment, information or other document relating to any Proceeding which may be subject to indemnification hereunder; provided, however, that the failure to so notify the Company will not relieve the Company from any liability it may have to Indemnitee except to the extent that such failure materially prejudices the Company’s ability to defend such claim. With respect to any such Proceeding as to which Indemnitee notifies the Company of the commencement thereof:

14.1.1	the Company will be entitled to participate therein at its own expense; and

14.1.2

except as otherwise provided below, to the extent that it may wish, the Company jointly with any other indemnifying party similarly notified will be entitled to assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election so to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ Indemnitee’s own counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee and not subject to indemnification hereunder unless (a) the employment of counsel by Indemnitee has been authorized by the Company, (b) in the reasonable opinion of counsel to Indemnitee there is or may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (c) the Company shall not in fact have employed counsel to assume the defense of such action, in each of which cases, subject to clause 11, the fees and expenses of counsel shall be at the expense of the Company;

provided, that the Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee’s counsel shall have reached the opinion described in sub-clause (b) above.

14.2	Neither the Company nor Indemnitee shall settle any claim which may be subject to indemnification hereunder without the prior written consent of the other Party (which shall not be unreasonably withheld); provided, that the Company shall not be required to obtain the consent of the Indemnitee to settle any Proceeding which the Company has undertaken to defend if the Company assumes full and sole responsibility for such settlement and such settlement grants the Indemnitee a complete and unqualified release in respect of any actual or potential liability and all Liabilities and Expenses.

15.	NOTICES

Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by registered mail, facsimile or by delivering the same by hand to the address of the Party in question as set out below (or such other address as such Party shall notify the other Party of in accordance with this clause). Any notice sent by registered mail as provided in this clause shall be deemed to have been served three Business Days after despatch and any notice sent by facsimile as provided in this clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the mail for collection; if despatched personally or by hand, then on the date of despatched; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

Company:

[Alterra Capital Holdings Limited]

Max House

2 Front Street

Hamilton 11

Bermuda

Attn: General Counsel and Secretary

Fax: (441) 292-4720

Indemnitee:

Name: [—]

Address: [—]

Fax: [—]

16.	MISCELLANEOUS

16.1	Notwithstanding the expiration or termination of this Agreement howsoever arising, such expiration or termination shall not operate to affect such of the provisions hereof as are expressed or intended to remain in full force and effect.

16.2	If any of the clauses, conditions, covenants or restrictions of this Agreement or any deed, agreement or document emanating from it shall be found by a court of competent jurisdiction or by a duly appointed arbitrator to be void but would be valid if some part thereof were deleted or modified, then such clause, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective so as to give effect as nearly as possible to the intent manifested by such clause, condition, covenant or restriction.

16.3	Each Party acknowledges and agrees that the other Party would be irreparably damaged if any provision of this Agreement were not performed in accordance with its specific terms or were otherwise breached. Accordingly, the Parties will be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and its provisions in any action or proceeding instituted in any court having jurisdiction over the Parties and the matter, in addition to any other remedy to which they may be entitled, at law or in equity. Except as expressly provided herein, the rights, obligations and remedies created by this Agreement are cumulative and in addition to any other rights, obligations or remedies otherwise available at law or in equity. Except as expressly provided herein, nothing herein will be considered an election of remedies.

16.4

Neither Party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other Party and any such assignment by a Party without prior written approval of the other Party will be deemed invalid and not binding on such other Parties; provided, however, that the Company shall assign all (but not less than all) of its rights, obligations and interests hereunder to any direct or indirect successor to all or substantially all of the business or assets of the Company by purchase, merger, amalgamation, consolidation, operation of law or otherwise and shall cause such successor to be bound by and expressly assume the terms and provisions hereof. This Agreement shall be binding upon the Company and its successors and assigns (including any transferee of all or substantially all of its business or assets and any successor or resulting company by merger, amalgamation, consolidation, operation of law or otherwise) and shall inure to the benefit of Indemnitee and Indemnitee’s spouse, assigns, heirs, estate, devises, executors, administrators or other legal representatives.

16.5.	This Agreement (together with any documents referred to herein) constitutes the whole agreement between the Parties relating to its subject matter and supersedes any prior indemnification arrangement between any Group Company and Indemnitee (other than the Bye-laws of any applicable Group Company) that has been entered into by the Company in favor of Indemnitee that has as its principal purpose the indemnification of Indemnitee by the Company.

16.6	No provision in this Agreement may be amended unless such amendment is agreed to in writing, signed by Indemnitee and by a duly authorized officer of the Company. No waiver by either Party of any breach by the other Party of any condition or provision of this Agreement to be performed by such other Party shall be deemed a waiver of a similar or dissimilar condition or provision at the same or any prior or subsequent time. Any waiver must be in writing and signed by Indemnitee or a duly authorized officer of the Company, as the case may be.

16.7	The headings in this Agreement are inserted for convenience only and shall not affect the construction or interpretation of this Agreement.

16.8	This Agreement may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

16.9	The terms and conditions of this Agreement and the rights of the Parties hereunder shall be governed by and construed in all respects in accordance with the laws of Bermuda. Subject to clauses 5.3 and 8.2 herein, the Parties to this Agreement hereby irrevocably agree that the courts of Bermuda shall have non-exclusive jurisdiction in respect of any dispute, suit, action or Proceeding (“Agreement Proceedings”), which may arise out of or in connection with this Agreement and waive any objection to Agreement Proceedings in the courts of Bermuda on the grounds of venue or on the basis that the Agreement Proceedings have been brought in an inconvenient forum.

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IN WITNESS WHEREOF, the undersigned, intending to be bound hereby, have duly executed this Agreement as of the date first written above.

[ALTERRA CAPITAL HOLDINGS LIMITED]

By:
Name:
Title:

[INDEMNITEE]

By:
Name:
Title: